SCHEDULE 14A INFORMATION

PROXY  STATEMENT  PURSUANT TO SECTION 14(A) OF THE  SECURITIES EXCHANGE  ACT OF
1934
                              (AMENDMENT NO.  - )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the  Commission  only (as permitted by Rule 14a-
      6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to <section> 240.14a-11(c) or <section> 240.14a-12

                          OMNI Energy Services, Inc.
   -----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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      3)    Per  unit  price or other underlying value of transaction  computed pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which
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      paid previously.  Identify the previous filing by registration  statement
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                                [ LOGO ]


                        OMNI ENERGY SERVICES CORP.

                        4500 NE EVANGELINE THRUWAY
                        CARENCRO, LOUISIANA 70520

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of OMNI Energy Services Corp.:

     The annual meeting of shareholders of OMNI Energy Services Corp. (the "Company") will be held at the Company's principal executive offices at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520 on May 27, 1999, at 9:00 a.m., local time, to consider and vote on:

     1.    The election of directors;

     2. An amendment to the Company's stock incentive plan to increase the number of shares of common stock that may be issued under the plan; and

     3. Such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock at the close of business on April 22, 1999, are entitled to notice of and to vote at the annual meeting.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                By Order of the Board of Directors



                                         Allen R. Woodard
                                             Secretary
Carencro, Louisiana
April 27, 1999





                     OMNI ENERGY SERVICES CORP.

                    4500 NE EVANGELINE THRUWAY
                     CARENCRO, LOUISIANA 70520

                          APRIL 27, 1999


                          PROXY STATEMENT

     This Proxy Statement is furnished to shareholders of OMNI Energy Services Corp. (the "Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of shareholders of the Company to be held on May 27, 1999, at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

     Only shareholders of record of the Company's common stock, $0.01 par value per share ("Common Stock"), at the close of business on April 22, 1999 are entitled to notice of and to vote at the Meeting. On that date, the Company had 15,958,627 shares of Common Stock outstanding, each of which is entitled to one vote.

     The enclosed proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the shareholder votes in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted for the election of the nominees to the Board listed below and for the proposal to amend the Company's Stock Incentive Plan (the "Plan").

     This Proxy Statement is first being mailed to shareholders on or about April 29, 1999. The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting.


                         ELECTION OF DIRECTORS

GENERAL

     The Company's By-laws provide for a Board of Directors to be made up of eight members, and proxies cannot be voted for more than eight nominees. Each director elected at the Meeting will serve a one-year term expiring at the 2000 annual meeting of shareholders. The terms of each of the Company's current directors will expire at the Meeting, and each of the Company's eight current directors has been nominated for re-election to the Board.

     Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named below. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's By-Laws, directors are elected by plurality vote.

     The Board has nominated and urges you to vote FOR the re-election of the individuals listed below.

INFORMATION ABOUT THE COMPANY'S DIRECTORS

     The following table sets forth, as of April 1, 1999, certain information about the Company's directors, all of which have been nominated for re-election to the Board:

     DIRECTORS                                  AGE

     David A. Jeansonne.......................  38
     Robert F. Nash...........................  55
     John H. Untereker........................  49
     Allen R. Woodard.........................  37
     Roger E. Thomas..........................  57
     Steven T. Stull..........................  40
     Crichton W. Brown........................  41
     William W. Rucks, IV.....................  41

     David A. Jeansonne founded the Company's operations in 1987 and has been Chairman of the Board of the Company and each of its predecessors since their respective inceptions. Additionally, Mr. Jeansonne served as Chief Executive Officer of each of the Company's predecessors since their respective inceptions, and of the Company from its inception until March 1999. Mr. Jeansonne also served as President of the Company from January 1999 until March 1999. Mr. Jeansonne has also been Chairman of the Board, President and Chief Executive Officer of American Aviation Incorporated ("American Aviation") which he co-founded, since its inception in 1995. Mr. Jeansonne has been a director of the Company since September 1997.

     Robert F. Nash joined the Company as its Chief Operating Officer in September 1998 and has been President and Chief Executive Officer of the Company since March 1999. Before joining the Company, Mr. Nash held executive management positions with Halliburton Company, an energy services, engineering and construction, and energy equipment provider, during his 26-year career there. Mr. Nash is a member of PESA, SPE, and the International Association of Drilling Contractors. Mr. Nash has been a director of the Company since September 1998.

     John H. Untereker is Executive Vice President and Chief Financial Officer of the Company and joined the Company in August 1998. Prior to joining the Company, Mr. Untereker was the senior financial officer at Petroleum Helicopters, Inc. He has held senior management positions at Lend Lease Trucks, Inc. and NL Industries, Inc. Mr. Untereker is a graduate of Williams College (B.A.), Iona College (MBA) and is a CPA. Mr. Untereker has been a director of the Company since August 1998.

     Allen R. Woodard has served as Vice President-Marketing & Business Development of the Company and has held this position with the Company and its predecessor since July 1996. He was an exploration field inspector with The Louisiana Land & Exploration Company, a natural resources company, from 1988 to 1996. Mr. Woodard is a professional land surveyor and graduated from Nicholls State University in 1987 with a degree in engineering technology. Mr. Woodard has been a director of the Company since September 1997.

     Roger E. Thomas was President of the Company and its predecessor from July 1996 to December 31, 1998. Mr. Thomas was Chief Financial Officer of Gulf Coast Marine Divers, Inc., a provider of offshore diving services, from 1995 to 1996. He was President of Toth Aluminum Corp., an aluminum processor, from 1994 to 1995. Mr. Thomas was President of Melamine Technologies, Inc., a marketer and developer of technology, from 1992 to 1994. He was President of Melamine Chemicals, Inc., a publicly-traded producer and seller of melamine crystal, from 1987 to 1992. Mr. Thomas graduated from the University of Florida in 1965 with a B.S. degree in chemical engineering. Mr. Thomas has been a director of the Company since September 1997.

     Steven T. Stull is a founding partner of Advantage Capital Partners, a series of institutional venture capital funds under common ownership and control, founded in 1992 (collectively, "Advantage Capital"), and is an executive officer and a director of each of the Advantage Capital companies. From 1985 through 1993, Mr. Stull was employed by General American Life Insurance Company in various positions, including Vice President of the Securities Division. Mr. Stull graduated from Washington University in 1981 with a B.S. in Business Administration and in 1985 with an M.B.A. and is a chartered financial analyst. Mr. Stull has been a director of the Company since September 1997.

     Crichton W. Brown is an executive officer and a director of each of the Advantage Capital companies. From 1988 to 1994, Mr. Brown was Senior Vice President and Director-Corporate Development of The Reily Companies, Inc., a private holding company with interests in consumer goods manufacturing and corporate venture capital investing. From 1984 to 1988, Mr. Brown served as principal of Criterion Venture Partners, an institutional venture capital firm. Mr. Brown graduated from Stanford University in 1980 with a B.A. in Business Administration and a B.S. in Engineering Management. He subsequently graduated from the University of Pennsylvania Wharton School of Finance in 1984 with an M.B.A. Mr. Brown has been a director of the Company since September 1997.

     William W. Rucks, IV has been a private venture capitalist-investor since September 1996. He served as President and Vice Chairman of Ocean Energy, Inc. (formerly Flores & Rucks, Inc.) from July 1995 until September 1996 and as President and Chief Executive Officer from its inception in 1992 until July 1995. From 1985 to 1992, Mr. Rucks served as President of FloRuxco, Inc. Prior thereto, Mr. Rucks worked as a petroleum landman with Union Oil Company of California in its Southwest Louisiana District, serving as Area Land Manager from 1981 to 1984. Mr. Rucks has been a director of the Company since September 1997 and is also a director of Ocean Energy, Inc. and First Commerce Corporation.

     During 1998, the board held eight meetings. Each director attended at least 75% of the aggregate number of meetings held during 1998 of the Board and committees of which he was a member.

BOARD COMMITTEES

     The Board has established an Audit Committee and a Compensation Committee. The Company does not have a nominating committee. The Audit Committee reviews the Company's financial statements and annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices. The current members of the Audit committee are Messrs. Brown and Stull. The Audit Committee met two times during 1998.

     The Compensation Committee recommends to the Board compensation for the Company's executive officers and other key employees, administers the Plan and performs such similar functions as may be prescribed by the Board. The current members of the Compensation Committee are Messrs. Brown, Stull and Rucks. The Compensation Committee met two times during 1998.

COMPENSATION OF DIRECTORS

     Each non-employee director is paid an attendance fee of $2,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

     Each person who becomes a non-employee director is granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a director.

     Additionally, in each year during which the Plan is in effect and a sufficient number of shares of Common Stock are available thereunder, including 1999 if the amendment to the Plan is approved by the shareholders, each person who is a non-employee director on the day following the annual meeting of the Company's shareholders will be granted an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date. All such options shall become fully exercisable on the first anniversary of their date of grant and shall expire on the tenth anniversary thereof, unless the non-employee director ceases to be a director of the Company, in which case the exercise periods will be shortened.

                        PRINCIPAL SHAREHOLDERS

     The following table sets forth as of April 22, 1999, certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers, (ii) each director of the Company, (iii) all of the Company's directors and executive officers as a group and (iv) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

                                                                        PERCENTAGE OF
                                            NUMBER OF SHARES          OUTSTANDING COMMON
NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED               STOCK
-----------------------                    ------------------         ------------------
Steven T. Stull.......................         8,002,162(1)                48.0%
Advantage Capital.....................         7,987,162(2)                47.9%
Roger E. Thomas(3)....................         1,422,708(4)                 8.5%
Allen R. Woodard (5)..................         1,386,773(6)                 8.3%
David A. Jeansonne(5).................         1,379,922                    8.3%
Robert H. Chaney......................           859,500(7)                 5.2%
William W. Rucks, IV..................            24,000(8)                  *
Crichton W. Brown.....................            15,000(9)                  *


                                                                        PERCENTAGE OF
                                            NUMBER OF SHARES         OUTSTANDING COMMON
NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED              STOCK
------------------------                   ------------------        ------------------
Robert F. Nash........................         8,360(10)                     *
John H. Untereker.....................         8,360(10)                     *
All directors and executive officers
       as a group (8 persons).........    12,246,285(11)                   73.4%


 *  Less than one percent.
(1) The address of Mr. Stull is c/o Advantage Capital, 909 Poydras Street, Suite 2230, New Orleans, Louisiana 70112. Includes 7,987,162 shares held by the Advantage Capital companies referred to in note (2). Mr. Stull is the majority shareholder of each of the general partners referred to in note (1). Also includes 15,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.
(2) The address of Advantage Capital is 909 Poydras Street, Suite 2230, New Orleans, Louisiana 70112. Of these shares, 293,983 are held by Advantage Capital Partners Limited Partnership and 993,831 are held by Advantage Capital Partners II Limited Partnership, of which Advantage Capital Corporation is the general partner; 1,616,060 are held by Advantage Capital Partners III Limited Partnership, of which Advantage Capital Management Corporation is the general partner; 3,025,697 are held by Advantage Capital Partners IV Limited Partnership, of which Advantage Capital Financial Company, L.L.C. is the general partner; 1,857,591 are held by Advantage Capital Partners V Limited Partnership, of which Advantage Capital Advisors, L.L.C. is the general partner; and 200,000 are issuable upon the exercise of warrants exercisable within sixty days. Of such warrants, 50,400 are held by Advantage Capital Partners VI Limited Partnership, of which Advantage Capital NOLA VI, L.L.C. is the general partner; 116,000 are held by Advantage Capital Partnership VII Limited Partnership, of which Advantage Capital NOLA VII, L.L.C. is the general partner; and 33,600 are held by Advantage Capital Partners VIII Limited Partnership, of which Advantage Capital NOLA VIII, L.L.C. is the general partner.
(3) The address of Mr. Thomas is 1524 Applewood Road, Baton Rouge, Louisiana 70808.
(4) Includes 300,000 shares issuable upon the exercise of currently exercisable options.
(5) The address of Messrs. Woodard and Jeansonne is c/o OMNI Energy Services Corp., 4500 NE Evangeline Thruway, Carencro, Louisiana 70520.
(6) Includes 154,180 shares issuable upon the exercise of currently exercisable options and 105,750 shares held by Mr. Woodard's children.
(7) Based on information set forth in a Schedule 13G filed by R. Chaney & Partners IV L.P., ("Fund IV"), R. Chaney & Partners III L.P. ("Fund III"),
    R. Chaney Investments, Inc. ("Investments"), R. Chaney & Partners, Inc. ("Partners") and Mr. Robert H. Chaney on February 8, 1999. Investments is the sole general partner of Fund IV, Partners is the sole general partner of Fund III, and Mr. Chaney is the sole shareholder of Investments and Partners. Fund IV, Investments and Mr. Chaney have the sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of, 237,500 shares. Fund III, Partners and Mr. Chaney have the sole power to vote or to direct the vote, and the sole power to dispose or direct the disposition of, 622,000 shares. The address of Mr. Chaney and each of these entities is 909 Fannin Street, Suite 1275, Two Houston Center, Houston, Texas 77010.
(8) Includes 15,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.
(9) Consists of 15,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.
(10 Consist  of  shares  issuable  upon  the  exercise  of   options  currently
    exercisable.
(11)See Notes (1), (4), (6), (8), (9) and (10) above.



                        EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

     The following table sets forth all cash compensation and options granted for the three years ended December 31, 1998, to the Company's Chief Executive Officer and each of its two most highly compensated executive officers (collectively, the "Named Executive Officers"). No other executive officer of the Company was paid over $100,000 by the Company during 1998.

                                                                                        Long-Term
                                                                                      Compensation
                                            Annual Compensation                          Awards
                               ---------------------------------------------          ------------
                                                                       Other          No. of Shares
                                                                       Annual           Underlying
                                                                      Compen-         Options/SARs       All Other
 Name and Principal Position    Year      Salary         Bonus        sation(1)         Granted(2)      Compensation
-----------------------------  ------   ----------   ------------    -----------     ---------------   --------------

David A. Jeansonne, former      1998     $ 143,750    $     ---      $    ---             ---            $    ---
   Chief Executive              1997     $ 130,208    $    50,000    $    ---             ---            $    ---
   Officer(3)                   1996     $ 111,764    $ 1,163,478    $    ---             ---            $    ---

Allen R. Woodward, Vice         1998     $ 100,000    $    ---       $    ---             ---            $    ---
   President Marketing and      1997     $ 104,167    $    ---       $    ---          300,000           $    ---
   Business Development(3)      1996     $ 38,042     $    ---       $    ---             ---            $    ---

Roger E. Thomas, former         1998     $ 150,000    4    ---       $    ---           60,000(4)        $ 81,250(5)
   President(3)                 1997     $ 143,750    $    ---       $    ---          300,000           $    ---
                                1996     $ 78,125     $    ---       $    ---             ---            $    ---


  (1) Perquisites and other personal benefits paid to each Named Executive Officer in any of the years presented did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's salary and bonus for that year.
  (2)   See the following tables for additional information.
  (3) Mr. Jeansonne served as the Company's Chief Executive Officer until March 1, 1999 and also served as the Company's President from January 1, 1999 until March 1, 1999. Mr. Woodard joined the Company's predecessor in July 1996. Mr. Thomas joined the Company's predecessor in July 1996 and resigned on December 31, 1998. Mr. Robert F. Nash became President and Chief Executive Officer of the Company effective March 1, 1999. See "Executive Employment Agreements" below.
  (4) Represents Stock Appreciation Rights ("SARs") granted to Mr. Thomas in connection with his retirement, which replace Mr. Thomas's right to receive cash payments in certain circumstances upon the exercise of stock options.

  (5) Represents amounts payable to Mr. Thomas through July 19, 1999 in connection with his resignation on December 31, 1998.


1998 STOCK OPTION AND STOCK APPRECIATION RIGHT GRANTS

     The following table contains certain information concerning stock options and SARs granted to the Named Executive Officers during 1998.

                                               % of Total                                           Potential Realizable
                          No. of Shares       Options/SARs                                           Value at Assumed
                           Underlying          Granted to      Exercise                            Annual Rates of Stock
                          Options/SARs         Employees          or            Expiration         Price Appreciation for
     Name                  Granted(1)           in 1998       Base Price           Date              Option/SAR Term(2)
--------------            -------------       ------------    ----------        ----------         ----------------------
                                                                                                      5%           10%
                                                                                                   --------     ---------
David A. Jeansonne             ---               ---              ---               ---               ---          ---
Allen R. Woodard               ---               ---              ---               ---               ---          ---
Roger E. Thomas             60,000               17%           $11.00            7/1/00               $0           $0


(1) The information presented in this table reflect SARs granted to Mr. Thomas in connection with his retirement on December 31, 1998, which replace Mr. Thomas's right to receive cash payments in certain circumstances upon the exercise of stock options. These SARs became exercisable on the date of grant.
(2) Amounts reflect assumed rates of appreciation required by Securities and Exchange Commission (the "Commission") executive compensation disclosure rules. Actual gains, if any, on SARs depend on future performance of the Common Stock and overall market conditions. The fair market value of the Common Stock on the date of grant was $4.25 per share.



STOCK OPTION HOLDINGS

     The following table sets forth information, as of December 31, 1998, with respect to stock options and SARs held by the Named Executive Officers. The Named Executive Officers did not exercise any options to purchase Common Stock or SARs in 1998.

                AGGREGATE OPTION/SAR VALUES AT YEAR END

                                          Number of Securities
                                               Underlying                           Value of Unexercised
                                       Unexercised Options/SARs at             In-the-Money Options/SARs at
                                                Year End                                Year End(1)
                                   ----------------------------------      -----------------------------------
                                    EXERCISABLE        UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
David A. Jeansonne...............       ---                 ---                 ---                  ---
Allen R. Woodard(2)..............     150,000             150,000               -0-                  -0-
Roger E. Thomas(3)...............     360,000                   0               -0-                  -0-


  (1) The closing sale price of the Common Stock on December 31, 1998 was $4.25 per share, as reported by the Nasdaq National Market.
  (2) Mr. Woodard has options to purchase 300,000 shares at an exercise price of $11.00 per share, which vest in equal installments of 150,000 shares on each of July 18, 1998 and July 18, 1999. These options expire on April 30, 2007, unless Mr. Woodard's employment is terminated prior to such time, in which case the exercise period will be shortened.
  (3) Mr. Thomas has options to purchase 300,000 shares at an exercise price of $11.00 per share and 60,000 SARs with a grant price of $11.00. All such options and SARs are currently exercisable until July 1, 2000.

EXECUTIVE EMPLOYMENT AGREEMENTS

   All  of  the  Company's  Named  Executive  Officers  have  entered  into employment agreements with the Company. All such contracts contain agreements of each of the Named Executive Officers to refrain from using or disclosing proprietary information of the Company, as defined therein, and to refrain from competing with the Company in specified geographic areas during such officer's employment and for two years thereafter with respect to Mr. Jeansonne and for five years thereafter with respect to Messrs. Thomas and Woodard.

   The term of Mr. Jeansonne's employment agreement is from July 1, 1997 to June 30, 2003. The agreement provides that Mr. Jeansonne will serve as Chairman of the Board of the Company during such term at a base salary of $150,000 per year, and that Mr. Jeansonne's employment may be terminated at any time by the Company for cause or for breach of the agreement by Mr. Jeansonne.

   The term of Mr. Woodard's employment agreement is from July 19, 1996 to July 19, 1999. The agreement provides that he will serve as Vice President
- Marketing & Business Development, Secretary and a director of the Company and will perform such other duties as may be assigned to him by the Board at a base salary that was reduced effective April 1, 1999 to $50,000 per year throughout the term of the agreement. Mr. Woodard's employment agreement may be terminated at any time by the Company for cause or for breach of the agreement by Mr. Woodard. Depending upon the circumstances of termination, Mr. Woodard may be entitled to additional payments related to certain exercises of stock options by Mr. Woodard following termination.

   Robert F. Nash, who became the Company's President and Chief Executive Officer as of March 1, 1999, has entered into an employment agreement with the Company, the term of which is from March 1, 1999 through March 1, 2002. The agreement provides that Mr. Nash will serve as the Company's Chief Executive Officer and President during such term at a base salary of $225,000 per year with a guaranteed bonus of $75,000 per year. Mr. Nash's agreement may be terminated at any time by the Company for cause and for breach of the agreement by Mr. Nash. In the event of termination following a change of control of the Company, Mr. Nash will be entitled to receive a lump sum payment of $100,000 and an additional payment of up to $200,000 in connection with the surrender of certain options.

   John H. Untereker, who became the Company's Chief Financial Officer as of March 1, 1999, has entered into an employment agreement with the Company, the term of which is from August 4, 1998 through August 4, 2001. The agreement provides that Mr. Untereker will serve as Executive Vice President with responsibilities to include all accounting and financial reporting functions at a base salary of $150,000 per year with a guaranteed bonus of $75,000 per year. Mr. Untereker's agreement may be terminated at any time by the Company for cause or breach of the agreement by Mr. Untereker. In the event of a change of control, Mr. Untereker's employment term shall be automatically extended to expire on the third anniversary of such change of control.

   Mr. Thomas resigned as an employee of the Company as of December 31, 1998. In connection with his resignation, the Company agreed to continue to pay Mr. Thomas's salary at the rate of $150,000 per year until July 19, 1999 and provide Mr. Thomas with certain "piggy-back" registration rights as to a minimum of 10% of the Common Stock held by him in the event of a public offering of Common Stock by the Company prior to July 19, 1999. Mr. Thomas was also granted 60,000 SARs, which replace certain rights in his employment agreement to receive additional cash payments in certain circumstances upon the exercise of stock options. See "Executive Compensation - 1998 Stock Option and Stock Appreciation Right Grants," above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   On March 31, 1998, the Company sold its remaining fixed-wing aircraft and related equipment to American Aviation Charters, L.L.C., a limited liability company controlled by Advantage Capital and Mr. Jeansonne ("AAC"), for $2,617,000. The Company also agreed to provide consulting services to AAC related to its application for a Federal Aviation
Administration ("FAA") operating certificate and limited operational support until June 28, 1998 for an additional $300,000. Mr. Stull is an executive officer, director and majority shareholder, and Mr. Brown is an executive officer and director of Advantage Capital. Messrs. Stull and Brown are members of the Company's Compensation Committee.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee was established in connection with the Company's initial public offering in December 1997. The Committee is authorized to review and analyze the compensation of the Company's executive officers, review and provide general guidance as to compensation of the Company's other managers, evaluate the performance of the Company's executive officers and administer the Plan. The current members of the Committee are Messrs. Stull, Brown and Rucks. None of the members of the Committee is an officer or employee of the Company.

   The Company's executive compensation is comprised primarily of (i) salaries and (ii) long-term incentive compensation in the form of stock options granted under the Plan.

   The Company entered into employment agreements with certain of its executive officers and certain other officers and key employees prior to its initial public offering and formation of the Compensation Committee. The terms of such agreements were the results of arms-length negotiations between each such person and Advantage Capital, as the principal investor in the Company, and in general, establish the base salary for each such person during the term of the agreement. Since its initial public offering, the Company has entered into employment agreements with additional executive officers with the approval of the Compensation Committee. Further information regarding the employment agreements of the Named Executive Officers and these additional executive officers is set forth under "Executive Employment Agreements," above. Salaries of such persons were determined based in part on compensation levels necessary to obtain officers of the Company and over-all competitive and market conditions.

   The Company also provides long-term incentives to executive officers in the form of stock options granted under the Plan. The stock option awards are intended to reinforce the relationship between compensation and increases in the market price of the Company's common stock and to align the executive officers' financial interests with that of the Company's shareholders. The size of awards is based upon the position of each participating officer and a subjective assessment of each participant's individual performance.

   Historically, the Company and its predecessors have paid year end cash bonuses to Company officers and employees. In order to conserve working capital and to link the compensation of a broad base of the Company's employees to shareholder returns, the Committee determined to pay year-end 1998 bonuses to employees through the grant of stock options. In February 1999, the Committee granted 58,520 options to five officers in payment of this bonus. The Committee also granted 122,042 options to 307 non-officer employees pursuant to the Company's 1999 Stock Option Plan, which was adopted by the Board in January 1999 specifically for purposes of the 1998 year end stock option bonus. These options have an exercise price of $5.00 and become exercisable as to one-half of the shares underlying the options on the date of grant February 8, 1999 and as to the other one-half on February 8, 2000.

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Generally, compensation granted by privately-held companies and qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. No executive officer of the Company reached the deductibility limitation for 1998. The Compensation Committee believes that the stock options granted to executive officers, as discussed above, qualify for the exclusions from the deduction limitation under Section 162(m). The Compensation Committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any year and therefore will continue to qualify for deductibility.

THE COMPENSATION COMMITTEE

   Steven T. Stull      Crichton W. Brown       William W. Rucks IV


PERFORMANCE GRAPH

   The graph below compares the total shareholder return on the Common Stock since the Offering on December 5, 1997 until December 31, 1998 with the total return on the S&P 500 Index and the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on December 5, 1997 at the initial public offering price ($11.00 per share). The Company's Peer Group Index consists of Petroleum Geo-Services ASA (NYSE:PGO), Dawson Geophysical Co. (NASDAQ:DWSN), SEITEL, Inc. (NYSE:SEI), 3D Geophysical, Inc. (NASDAQ: TDGO), Veritas DGC, Inc. (NYSE:VTS) and Western Atlas, Inc. (NYSE:WAI).

                                             TOTAL RETURN
                     ---------------------------------------------------------------
                     DECEMBER 5, 1997      DECEMBER 31, 1997       DECEMBER 31, 1998
                     ----------------      -----------------       -----------------
OMNI                      100                     100                       36
S&P 500                   100                      96                       33
Peer Group Index          100                      99                      127




                         CERTAIN TRANSACTIONS

   The business of the Company was founded in 1987 by Mr. Jeansonne. In July 1996, the successor to this business, OMNI Geophysical Corporation ("OGC"), of which Mr. Jeansonne is a director, executive officer and principal shareholder, sold substantially all of its assets, other than the land and building on which the Company's headquarters were then located, to OMNI Geophysical, L.L.C., the Company's predecessor ("OMNI Geophysical"). At the time of this transaction, Mr. Jeansonne also retained certain assets used primarily to entertain clients of the business. Since that time, OMNI Geophysical and the Company have leased the former headquarters building from OGC under an agreement that also contained an option to purchase. OMNI Geophysical and the Company have also used the assets retained by Mr. Jeansonne, and in return have borne substantially all of the direct costs of entertainment at these facilities.

   During 1998, the Company paid OGC $50,000 under the lease of the former headquarters building and in November 1998, the Company exercised its option to purchase this property for $500,000. As of December 31, 1998, Mr. Jeansonne owed the Company approximately $52,000 for advances by the Company related to entertainment at the facilities retained by Mr. Jeansonne that the Company has determined are not directly related to its clients. In November 1998, the Company also purchased these assets from Mr. Jeansonne for $400,000. In an effort to conserve working capital, the Company and Mr. Jeansonne have agreed to defer payment of the purchase prices for both the former headquarters building and Mr. Jeansonne's assets. The Company anticipates that it will pay these amounts in 1999, and at such time, any advances remaining outstanding to Mr. Jeansonne will be offset against the amount paid to Mr. Jeansonne.

   In December 1997, OGC advanced to the Company approximately $100,000 for use in compensating employees. This advance was expensed in 1998, but in order to conserve working capital, the Company and Mr. Jeansonne have agreed to defer reimbursement of OGC. The Company anticipates that this advance will be repaid to OGC in 1999.

   On March 31, 1998, the Company sold its remaining fixed-wing aircraft and related equipment to AAC, a limited liability company controlled by Advantage Capital and Mr. Jeansonne, for $2,617,000. The Company also agreed to provide consulting services to AAC related to its application for an FAA operating certificate and limited operational support until June 28, 1998 for an additional $300,000. Management believes that these transactions were completed at prices that approximate those the Company would have been paid by unaffiliated third parties for similar assets and services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Commission reports of ownership and changes in ownership of equity securities of the Company. During 1998, Messrs. Stull, Brown and Rucks each inadvertently filed one such report late, reporting the annual grant of options to non-employee directors, and Messrs. Nash and Untereker each filed one such report late, reporting their appointment as executive officers and an initial grant of stock options.

            PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN

GENERAL

   The Board believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in 1997 the Board adopted and the shareholders approved the Plan.

   Under the Plan, key employees, officers, directors who are employees of the Company and consultants and advisors to the Company (the "Eligible Persons") are eligible to receive (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards ("Incentives") when designated by the Compensation Committee. Non-employee directors receive option grants under the Plan as described under "Stock Options for Outside Directors," below, without action by the Compensation Committee. Presently, 72 employees of the Company, including its executive officers, and three non-employee directors participate in the Plan.

THE PROPOSED AMENDMENT

   The Board has amended the Plan, subject to shareholder approval at the Meeting, to increase the number of shares of Common Stock subject to the Plan to 2,000,000 from 1,500,000 (the "Amendment") and has directed that the Amendment be submitted for approval by the shareholders at the Meeting.

   The Board recommends that the shareholders approve the Amendment. The Board is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The Board considers equity-based incentives an important component of its efforts to attract and retain talented individuals and an increasing need as the Company requires additional executive talent. In addition, the Board believes that option grants help the Company attain its long-term goals by linking the compensation of key employees to shareholder returns. The Board believes that approval of the Amendment will allow the Company to continue to provide management and employees with a proprietary interest in the growth and performance of the Company.

SHARES ISSUABLE THROUGH THE PLAN

   The 2,000,000 shares of Common Stock authorized to be issued under the Plan pursuant to the Amendment represent approximately 12.5% of the shares of Common Stock outstanding on April 22, 1999. As of April 22, 1999, options to acquire 1,324,831 shares of Common Stock had been granted under the Plan to officers, directors and employees. In addition, options to acquire 175,000 shares of Common Stock were granted subject to approval of the Amendment at the Meeting. Of the options outstanding under the Plan, an aggregate of 600,000 were granted to Mr. Thomas, the former President of the Company, and Mr. Woodard, Vice President of Marketing and Business Development, both of whom are also significant shareholders of the Company, in connection with a transaction prior to the Company's initial public offering unrelated to executive compensation. See "Executive Compensation
- Stock Option Holdings," above.

   Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. In the event of such adjustments, the purchase price of any outstanding option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive will be adjusted as and to the extent appropriate, in the reasonable discretion of the Compensation Committee, to provide participants with the same relative rights before and after such adjustment.

   On April 22, 1998, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $3.75.

ADMINISTRATION OF THE PLAN

   The Compensation Committee administers the Plan and has authority to award Incentives under the Plan, to interpret the Plan, to establish rules or regulations relating to the Plan, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code, the Compensation Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company.

AMENDMENTS TO THE PLAN

   The Board may amend or discontinue the Plan at any time, except that any amendment that would materially increase the benefits under the Plan, materially increase the number of securities that may be issued through the Plan or materially modify the eligibility requirements must be approved by the shareholders. Except in limited circumstances no amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

TYPES OF INCENTIVES

   Stock Options. A stock option is a right to purchase Common Stock from the Company. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years.

   The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Compensation Committee, have been held for a least six months, or through a broker-assisted exercise.

   Incentive   stock  options  will  be  subject  to   certain   additional
requirements necessary in order to qualify as incentive stock options under
Section 422 of the Code.

   Restricted Stock. Restricted stock consists of shares of Common Stock that are transferred to a participant for past services but subject to restrictions regarding their sale, pledge or other transfer by the participant for a specified period (the "Restricted Period"). The Compensation Committee has the power to determine the number of shares to be transferred to a participant as restricted stock. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in the incentive agreement with the participant, including, among other things, that the shares of Common Stock are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required. Subject to the restrictions provided in the incentive agreement, each participant receiving restricted stock will have the rights of a shareholder with respect thereto, including voting rights and rights to receive dividends. To the extent that restricted stock is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years.

   Other Stock-Based Awards. The Compensation Committee is authorized to grant to Eligible Persons an other stock-based award ("Other Stock-Based Award"), which consists of an award, the value of which is based in whole or in part on the value of shares of Common Stock, other than a stock option or a share of restricted stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. The Compensation Committee determines the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award or the provision, if any, of any such award that is analogous to the purchase or exercise price, may not be less than 100% of the fair market value of the securities to which such award relates on the date of grant. An Other Stock-Based Award may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis. Other Stock-Based Awards intended to qualify as "performance-based compensation" must be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards may be earned must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years. The grant of an Other Stock-Based Award to a participant will not create any rights in such participant as a shareholder of the Company, until the issuance of shares of Common Stock with respect to such Other Stock-Based Award.

STOCK OPTIONS FOR OUTSIDE DIRECTORS

   Upon completion of the Company's initial public offering of its Common Stock in December 1997, each director who was not also an employee of the Company (an "Outside Director") was granted non-qualified options to purchase 10,000 shares of Common Stock. Each new Outside Director will also be granted non-qualified options to purchase 10,000 shares of Common Stock at such time as he first becomes a member of the Board. In addition, for as long as the Plan remains in effect and shares of Common Stock remain available for issuance thereunder, including 1999 if the Amendment is approved by the shareholders at the Annual Meeting, each Outside Director will be automatically granted a non-qualified stock option to purchase 5,000 shares of Common Stock on the date following the annual meeting of shareholders of the Company, without action on the part of the Compensation Committee. These options become exercisable one year after grant and have exercise prices equal to the fair market value of a share of Common Stock on the date of grant. Director options expire ten years after the date of grant, except that to the extent otherwise exercisable, director options must be exercised within three months from termination of Board service or, in the event of death, disability or retirement on or after reaching age 65, within eighteen months thereafter.

CHANGE OF CONTROL

   All outstanding stock options granted under the Plan will automatically become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved or waived by the Company upon (i) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or sale of all or substantially all of the assets of the Company, unless (x) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding Common Stock and voting securities entitled to vote generally in the election of directors immediately prior to such transaction have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting corporation; (y) except to the extent that such ownership existed prior to the transaction, no person (excluding any corporation resulting from the transaction or any employee benefit plan or related trust of the Company or the resulting corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the resulting corporation or 30% or more of the combined voting power of the then outstanding voting securities of the resulting corporation; or (z) a majority of the board of directors of the resulting corporation were members of the Company's board of directors at the time of the execution of the initial agreement or of the action of the Board providing for the transaction; (ii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; (iii) a person or group of persons becoming the beneficial owner of more than 50% of the Company's Common Stock (subject to certain exceptions); or (iv) the individuals who as of the adoption of the Plan constitute the Board (the "Incumbent Board") or who subsequently become a member of the Board with the approval of at least a majority of the directors then comprising the Incumbent Board other than in connection with an actual or threatened election contest cease to constitute at least a majority of the Board (each, a "Significant Transaction").

   The Compensation Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including (i) requiring that all outstanding options remain exercisable only for a limited time, (ii) making equitable adjustments to Incentives as the Compensation Committee deems in its discretion necessary to reflect the Significant Transaction or (iii) providing that an option under the Plan shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the Significant Transaction if the participant had been immediately prior to the Significant Transaction the holder of record of the number of shares of Common Stock then covered by such options.

TRANSFERABILITY OF INCENTIVES

   Incentives are transferable only by will and by the laws of descent and distribution, except that stock options may also be transferred pursuant to a domestic relations order, to immediate family members, to a family partnership, to a family limited liability company or to a trust for the sole benefit of immediate family members, if permitted by the Compensation Committee and if provided in the Incentive agreement or an amendment thereto.

PAYMENT OF WITHHOLDING TAXES IN STOCK

   A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee's right of disapproval.

AWARDS TO BE GRANTED

   The grant of awards to officers and employees under the Plan is entirely in the discretion of the Compensation Committee. The Compensation Committee has granted, subject to approval of the Amendment at the Meeting, options to purchase an aggregate of 175,000 shares of Common Stock to the two executive officers of the Company set forth in the following table. The exercise price of each such option is $4.00. Of these options, the 150,000 granted to Mr. Nash vest in one year and the 25,000 granted to Mr. Untereker vest in four equal increments, over 4 years.

   The following table sets forth information with respect to benefits under the Plan, as proposed to be amended, that were granted subject to shareholder approval of the Amendment, by (i) each of the officers identified as a "Named Executive Officer," Mr. Nash and Mr. Untereker, (ii) all executive officers as a group, (iii) all directors, other than executive officers, as a group, and (iv) all employees, other than executive officers, as a group.


                         AMENDED PLAN BENEFITS

                                                                     Number of Securities
Name and Position                                                     Underlying Options
------------------                                                  ----------------------
David A. Jeansonne
    former Chief Executive Officer...................................               0
Allen R. Woodard
    Vice President Marketing and Business Development ...............               0
Roger E. Thomas
    former President.................................................               0
Robert F. Nash
    Chief Executive Officer and President............................         150,000
John H. Untereker
    Executive Vice President and Chief Financial Officer.............          25,000
Executive Officer Group..............................................         175,000
Non-Executive Officer Director Group.................................               0
Non-Executive Officer Employee Group.................................               0

FEDERAL INCOME TAX CONSEQUENCES

     Under existing federal income tax provisions, a participant who receives stock options or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to
Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

     An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by
Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

     An employee who receives restricted stock will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

     A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

     When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

     This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes actually cast at the Meeting is required for approval of the Amendment.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
                          PROPOSED AMENDMENT.

                     RELATIONSHIP WITH INDEPENDENT
                          PUBLIC ACCOUNTANTS

     The Company's consolidated financial statements for the year ended December 31, 1998 were audited by the firm of Arthur Andersen LLP. Under the resolution appointing Arthur Andersen LLP to audit the Company's financial statements, such firm will remain as the Company's auditors until replaced by the Board. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                             OTHER MATTERS

QUORUM AND VOTING OF PROXIES

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shareholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote and a majority of the votes actually cast is required for approval of the Amendment. The affirmative vote of a majority of the votes cast at the Meeting is generally required to approve other proposals that may properly be brought before the Meeting. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal, then shares not voted on such proposal as a result will be counted as not present and not cast with respect to such proposal.

     All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein and for the Amendment. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Secretary of the Company at the Company's principal office not more than 90 days and not less than 45 days in advance of the annual meeting of shareholders; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, such notice will be deemed timely if received at the Company's principal office no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. This notice shall state (a) for each nominating shareholder, such shareholder's name and business and residential addresses, the number of shares of Common Stock beneficially owned by such shareholder, and, if requested by the Secretary of the Company, whether such shareholder is the sole beneficial owner of such Common Stock and, if not, the name and address of any other beneficial owner of such Common Stock, and (b) for each proposed nominee, the proposed nominee's name, age and business and residential addresses, the proposed nominee's principal occupation or employment and the number of shares of Common Stock beneficially owned by the proposed nominee, the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, along with such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had the nominee been proposed by the Board.

     Eligible shareholders who desire to present a proposal for inclusion in the proxy materials relating to the Company's 2000 annual meeting of shareholders pursuant to regulations of the Commission must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to December 28, 1999.

                                By Order of the Board of Directors


                                         Allen R. Woodard
                                             Secretary

Carencro, Louisiana
April 27, 1999



                      OMNI ENERGY SERVICES CORP.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 27, 1999

     The undersigned hereby appoints Robert F. Nash and John H. Untereker, or either of them, as proxy for the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all shares of common stock of OMNI Energy Services Corp. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders to be held May 27, 1999, and any adjournments thereof, with respect to the following matters:

1. Election of Directors:                                         2.  An amendment to the Company's
                                                                      stock incentive plan to increase
Crichton W. Brown          John H. Untereker   David A. Jeansonne     the number of shares of common
William W. Rucks, IV       Steven T. Stull     Roger E. Thomas        stock that may be issued under
Allen R. Woodard           Robert F. Nash                             the plan.

3. In his discretion to transact such other business as may properly come before the meeting and any adjournments thereof.

   PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2. YOUR SHARES CAN NOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

-------------------------------------------------------------------------------
                                                               SEE REVERSE SIDE



                            OMNI ENERGY SERVICES CORP.
       PLEASE  MARK  VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK  ONLY.



The Board of Directors recommends a vote for the Nominees FOR        WITHHOLD         FOR all nominees except vote
listed below and for Proposal 2.                          Nominees   AUTHORITY        withheld for persons named below:
                                                                     to vote for
                                                                     all nominees

1. Election of Directors                                  []         []               [] _______________ 3. In his discretion, to
                                                                                       Nominee Exceptions:  transact  such  other
   Nominees:  Crichton W. Brown, David A. Jeansonne,                                                        business   as     may
   Robert F. Nash, William W. Rucks, IV, Steven T. Stull,                                                   properly come  before
   Roger E. Thomas, John H. Untereker, Allen R. Woodard                                                     the meeting  and  any
                                                                                                            adjournments thereof.

2. An amendment to the Company's stock incentive plan to  FOR         AGAINST         ABSTAIN               Check this  []
   increase the number of shares of common stock that may []          []              []                    box to note
   be issued under the plan.                                                                                change of address.


                                                                                                            The signer hereby
                                                                                                            revokes all
                                                                                                            authorizations
                                                                                                            heretofore given
                                                                                                            by the signer to
                                                                                                            vote at the meeting
                                                                                                            or any adjournments
                                                                                                            thereof.

                                                                                                Signature __________ Date _____

                                                                                                Signature __________ Date _____


                                                                                       NOTE     Please   sign  exactly  as   name
                                                                                                appears hereon.  When signing  as
                                                                                                attorney, executor,administrator,
                                                                                                trustee, or guardian, please give
                                                                                                full   title   as   such.  If   a
                                                                                                corporation,  please sign in full
                                                                                                corporate  name by  president  or
                                                                                                other  authorized  officer. If  a
                                                                                                partnership,   please   sign   in
                                                                                                partnership  name   by authorized
                                                                                                persons.
---------------------------------------------------------------------------------------------------------------------------------

                                         *     FOLD AND DETACH HERE     *

                                              YOUR VOTE IS IMPORTANT!

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.